UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2016

GORES HOLDINGS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37540	47-4168492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Wilshire Blvd.

Beverly Hills, CA 90212

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 209-3010

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2016, Gores Holdings, Inc. (the “Company”) entered into a Master Transaction Agreement (the “Master Transaction Agreement”), by and among the Company, Homer Merger Sub, Inc. (“Company Merger Sub”), AP Hostess Holdings, L.P. (“AP Hostess LP”), Hostess CDM Co-Invest, LLC (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC (“CDM Hostess” and, together with AP Hostess LP and Hostess CDM Co-Invest, the “Sellers”), and AP Hostess LP, in its capacity as the sellers’ representative, which provides for, among other things, (i) the merger of Company Merger Sub with and into AP Hostess Holdings, Inc., a Delaware corporation (“AP Hostess Holdings”), with AP Hostess Holdings continuing as the surviving entity (the “Subsidiary Merger”), (ii) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Subsidiary Merger, the “Mergers”) and (iii) the purchase by the Company of limited partnership interests of Hostess Holdings, L.P (“Hostess Holdings”) (the “Purchase”). The transactions set forth in the Master Transaction Agreement, including the Mergers and the Purchase, will result in a “Business Combination” involving the Company, pursuant to the Company’s Amended & Restated Articles of Incorporation (the “Charter”).

The Master Transaction Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of the Company (the “Board”) on July 4, 2016.

The Master Transaction Agreement

Transaction Consideration

As a result of the Mergers and the Purchase, the Sellers will receive cash and shares of common stock of the Company (with AP Hostess LP receiving shares of Class A common stock and CDM Hostess and Hostess CDM Co-Invest receiving shares of Class B common stock), as calculated pursuant to the terms of the Master Transaction Agreement. In order to facilitate the Business Combination, Gores Sponsor LLC (“Gores Sponsor”) has agreed to the cancellation of a portion of the shares of Class F common stock of the Company issued to it pursuant to that certain Securities Subscription Agreement, dated June 12, 2015, between Gores Sponsor and the Company (the “Founder Shares”) and the acquisition of shares of Class A common stock and Class B common stock by the Sellers (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (as defined below) (pursuant to the subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically be converted into shares of Class A common stock at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

Pursuant to the Master Transaction Agreement, the aggregate consideration to be paid to the Sellers will consist of (i) an amount in cash equal to the amount of the Closing Cash Payment Amount (as defined in the Master Transaction Agreement), (ii) a number of shares of newly-issued Company Class A common stock and Class B common stock equal to the Closing Number of Securities (as defined in the Master Transaction Agreement) and (iii) approximately 5.4 million shares of Class B common stock of the Company issued to Hostess CDM Co-Invest as part of a partial rollover of its existing equity investment. Based upon assumed net indebtedness of approximately $990 million (after giving effect to the partial repayment of existing indebtedness), the purchase price to be paid by the Company is expected to be approximately $2.3 billion.

In addition to the consideration to be paid at the closing of the transactions contemplated by the Master Transaction Agreement, the Sellers will be entitled to receive an additional earn-out payment from the Company of up to 5.5 million shares of Company Class A common stock and Class B common stock (and an equivalent number of Class B units of Hostess Holdings), subject to the achievement of a specified adjusted EBITDA level for each of fiscal years 2016 and 2017.

Effective as of the closing of the transactions contemplated by the Master Transaction Agreement, the Company and C. Dean Metropoulos will be parties to an employment agreement, pursuant to which Mr. Metropoulos will serve as Executive Chairman of the Board. Mr. Metropoulos will receive approximately 2.5 million shares of Class A common stock under the employment agreement. In addition, Mr. Metropoulos will be entitled to receive an additional earn-out payment from the Company of up to 2.75 million shares (which may be paid in either Class A common stock or Class B common stock and an equivalent number of Class B units of Hostess Holdings), subject to the achievement of a specified adjusted EBITDA level for fiscal year 2018.

Representations, Warranties and Covenants

The parties to the Master Transaction Agreement have made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties of the respective parties to the Master Transaction Agreement will survive the closing of the Business Combination for the times specified in the Master Transaction Agreement.

Conditions to Consummation of the Business Combination

Consummation of the transactions contemplated by the Master Transaction Agreement is subject to customary closing conditions, including approval by the Company’s stockholders and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, the Company’s obligation to consummate the transactions is subject to the availability of at least $537.5 million from the Company’s trust account, the Private Placement and the value of the rollover of Hostess CDM Co-Invest’s existing equity in the Company. The Sellers’ obligation to consummate the transactions is subject to the availability of at least $600 million in cash from the Company’s trust account, the Private Placement and the value of the rollover of Hostess CDM Co-Invest’s existing equity in the Company.

Termination

The Master Transaction Agreement may be terminated at any time prior to the consummation of the Business Combination (whether before or after the required Company stockholder vote has been obtained) by mutual written consent of the Company and the Sellers and in certain other circumstances, including if the Business Combination has not been consummated by November 30, 2016 and the delay in closing beyond such date is not due to the breach of the Master Transaction Agreement by the party seeking to terminate.

The foregoing description of the Master Transaction Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Master Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Master Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Master Transaction Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Master Transaction Agreement. In particular, the representations, warranties, covenants and agreements contained in the Master Transaction Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Master Transaction Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Master Transaction Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Master Transaction Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Master Transaction Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Private Placement Subscription Agreements

On July 5, 2016, the Company entered into subscription agreements with certain investors, including Gores Sponsor, pursuant to which the investors have agreed to purchase in the aggregate approximately 32.7 million shares of Class A common stock on a private placement basis for approximately $9.18 per share (the “Private Placement”). The proceeds from the Private Placement will be used to partially fund the cash consideration to be paid to the Sellers at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination.

Each subscription agreement will terminate with no further force and effect upon the earlier to occur of (i) such date and time as the Master Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the parties to such subscription agreement or (iii) if any of the conditions to closing set forth in such subscription agreement are not satisfied on or prior to the closing and, as a result thereof, the transactions contemplated by such subscription agreement are not consummated at the closing. As of the date hereof, the shares of Class A common stock to be issued in connection with the subscription agreements have not been registered under the Securities Act. The Company will, within 30 days after the consummation of the Business Combination, file with the Securities and Exchange Commission (“SEC”) a registration statement registering the resale of such shares of Class A common stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof. Copies of the subscription agreements are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated herein by reference, and the foregoing description of the subscription is qualified in its entirety by reference thereto. Gores Sponsor may transfer or assign a portion of its commitments under its subscription agreement, in accordance with the terms of the subscription agreement filed as Exhibit 10.2 hereto.

Tax Receivable Agreement

At the closing of the transactions contemplated by the Master Transaction Agreement, the Company will enter into the Tax Receivable Agreement, a form of which is attached as Exhibit 10.4 hereto and as an exhibit to the Master Transaction Agreement (the “Tax Receivable Agreement”), with the Sellers and C. Dean Metropoulos. The Tax Receivable Agreement will generally provide for the payment by the Company to the Sellers of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B units of Hostess Holdings; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to the Sellers in accordance with specified percentages, regardless of the source of the applicable tax attribute.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein. The shares of Class A common stock and Class B common stock to be issued in connection with the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination, and the Private Placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 5, 2016, the Company issued a press release announcing the execution of the Master Transaction Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is the investor presentation dated July 5, 2016, that will be used by the Company with respect to the Business Combination.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the proposed Business Combination and related matters. Company stockholders and other interested persons are advised to read, when available, the proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve the proposed Business Combination because the proxy statement will contain important information about the proposed Business Combination. When available, the definitive proxy statement will be mailed to Company stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212, email: jchou@gores.com, Attn: Jennifer Kwon Chou.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of Company stockholders in connection with the proposed Business Combination. Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 16, 2016. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed Business Combination will be set forth in the proxy statement for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include projected financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, Hostess Holdings or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Master Transaction Agreement and the proposed business combination contemplated thereby; (ii) the inability to complete the transactions contemplated by the Master Transaction Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Master Transaction Agreement; (iii) the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the Master Transaction Agreement; (iv) the risk that the proposed transaction disrupts current plans and operations of Hostess as a result of the announcement and consummation of the transactions described herein; (v) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the proposed Business Combination; (vii) changes in applicable laws or regulations; (viii) the possibility that Hostess may be adversely affected by other economic, business, and/or competitive factors; and (ix) other risks and uncertainties indicated from time to time in the final prospectus of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Hostess undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1*	Master Transaction Agreement, dated as of July 5, 2016, by and among Gores Holdings, Inc., Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, and AP Hostess Holdings, L.P., in its capacity as the Sellers’ Representative.

10.1	Form of Subscription Agreement

10.2	Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Gores Sponsor LLC

10.3	Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Canyon Capital Advisors LLC

10.4	Form of Tax Receivable Agreement

99.1	Press Release issued by the Company on July 5, 2016.

99.2	Investor Presentation of the Company dated July 5, 2016.

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings, Inc.

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Chief Financial Officer and Secretary

Date: July 5, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1*	Master Transaction Agreement, dated as of July 5, 2016, by and among Gores Holdings, Inc., Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, and AP Hostess Holdings, L.P., in its capacity as the Sellers’ Representative.

10.1	Form of Subscription Agreement

10.2	Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Gores Sponsor LLC

10.3	Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Canyon Capital Advisors LLC

10.4	Form of Tax Receivable Agreement.

99.1	Press Release issued by the Company on July 5, 2016.

99.2	Investor Presentation of the Company dated July 5, 2016.

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.